Exhibit 23.2

DeGolyer and MacNaughton
5001 Spring Valley Road
Suite 800 East
Dallas, Texas 75244
February 25, 2025
Coterra Energy Inc.
Three Memorial City Plaza
840 Gessner Road, Suite 1400
Houston, Texas 77024
Ladies and Gentlemen:

We hereby consent to the references to DeGolyer and MacNaughton and to our independent evaluation of the proved oil, condensate, natural gas liquids, and gas reserves, as of December 31, 2024, 2023 and 2022, estimated by Coterra Energy Inc. (“Coterra”) that were presented in our reports of third party dated February 3, 2025, January 26, 2024 and January 26, 2023 (“Letter Reports”), under the headings “Reserves,” “Internal Control,” “Qualifications of Third Party Engineers,” “Critical Accounting Estimates,” and “Supplemental Oil and Gas Information (Unaudited) Oil and Gas Reserves” and to the filing of our Letter Reports as exhibits in the Annual Report on Form 10-K of Coterra for the fiscal year ended December 31, 2024.

We further consent to the incorporation by reference of our Letter Reports in the Registration Statement on Form S-3 (File Nos. 333-282949 and 333-282950) and Form S-8 (File Nos. 333-195642, 333-260035, 333-260230, and 333-271681) of Coterra (“Registration Statements”) and to the use of the name DeGolyer and MacNaughton under the heading “Experts” in the Registration Statements.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON                  Texas Registered Engineering Firm F-716